Exhibit 3.121

STATE OF NEVADA

ROSS MILLER Secretary of Stale	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

Certified Copy

June 22, 2010

Job Number:	C20100618-0425
Reference Number:	00002764634-62
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
LLC2209-2003-001	Articles of Organization	1 Pages/1 Copies
LLC2209-2003-003	Amendment	3 Pages/ 1 Copies

Respectfully, ROSS MILLER Secretary of State

Certified By: Christine Rakow

Certificate Number: C20100618-0425

You may verify this certificate

online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701 -4069

Telephone (775) 684-5708

Fax (775) 684-7138

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

[illegible]

Office Use Only

FILED # C 2209-03

FEB 14 2003

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing form.

1. Name of Limited-Liability Company:	HTA Technology Investments LLC
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500 — Reno — NEVADA — 89511 Physical Street Address — City — Zip Code Additional Mailing Address — City — State — Zip Code
3. Dissolution Date: (OPTIONAL—see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual): ________
4. Management: (check one)	Company shall be managed by __X__ Manager(s) OR ______ Members
Names Addresses, of Manager(s) or Members: (attach additional pages as necessary)	Horace T. Ardinger, Jr. Name 1990 Lakepoint Drive — Lewisville — Texas — 75057 Street Address — City — State — Zip Code Name Street Address — City — State — Zip Code Name Street Address — City — State — Zip Code
5. Other Matters: (see instructions)	Number of additional pages attached: 0
6. Names, Addresses and Signatures of Organizer(s): (attach additional pages if there are more than 2 organizers)	Jeremy Williams — [signature] Name — Signature 1601 Elm Street, Suite 3000 — Dallas — Texas — 75201 Address — City — State — Zip Code N/A Name — Signature Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named limited-liability company. The Corporation Trust Company of Nevada By: Maria Ocasta [signature] — 2-14-03 Authorized Signature of R.A. or On Behalf of R.A. Company — Date Maria Ocasta Vice President

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form LLCARTY1999.01
Revised on: 1/2001

NV040 - 1/5/98 C T System Online

TA $150—

Feb-24-03 01:28pm From-GARDERE T-784 P.02/04 F-028

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

[redacted]

Office Use Only

FILED # LLC22091-03

FEB 24 2003

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment to Articles of Organization
For a Nevada Limited-Liability Company
(Pursuant to NRS 86.221)
- Remit in Duplicate -

1. Name of limited-liability company: HTA Technology Investments LLC

2. The articles have been amended as follows (provide articles numbers, if available):

Article One of the Articles of Organization shall be amended to change the name of the company to "TREEV LLC" by deleting the name "HTA Technology Investments LLC" and inserting the name "TREEV LLC".

3. Indicate whether the company is managed by managers or members: Sole Manager

4. Signature (must be signed by at least one manager or by a managing member).

Signature
Horace T. Ardinger, Jr., Sole Manager

JOINT RESOLUTION

BY THE UNANIMOUS WRITTEN CONSENT OF

THE SOLE MEMBER AND SOLE MANAGER OF

HTA TECHNOLOGY INVESTMENTS LLC

February 24, 2003

The undersigned, being the sole member and manager of HTA Technology Investments LLC, a Nevada limited liability company (the “Company”), hereby declares that when he has signed this consent, the following resolution shall then be consented to, approved of, and adopted to the same extent and to have the same force and effect as if adopted a special meeting of the member and manager duly called and held for the purpose of acting upon proposals to adopt such resolution;

WHEREAS, the sole member and manager deems and declares it desirable for, and in the best interests of, the Company to amend the Articles of Organization of the Company to change the name of the Company to “TREEV LLC”;

NOW, THEREFORE, BE IT RESOLVED, that, in accordance with Section 86,221 of the Nevada Revised Statutes, Article 1 of the Articles of Organization of the Company be amended to read in its entirety as follows:

“1. Name of Limited Liability Company: TREEV, LLC”

RESOLVED FURTHER, that, we officers of the Company be and hereby are authorized, empowered, and directed to prepare a Certificate of Amendment to the Articles of Organization of the Company effecting the foregoing amendment, and to file such Certificate with the Secretary of State of Nevada; and

RESOLVED FURTHER, that the officers of the Company be and hereby are authorized, empowered and directed to do all other things and acts, to execute and deliver all other instruments, documents, and certificates and to pay all costs, fees, and taxes as may be, in their sole judgment, necessary, proper, or advisable in order to carry out and comply with the purposes and intent of the foregoing resolutions; and that all of the acts and deeds of the officers of the Company which are consistent with the purposes and intent of such resolutions be and hereby are, in all respects, approved, confirmed, and adopted as the acts and deeds of the Company.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the date first above written.

/s/ Horace T. Ardinger, Jr.
Horace T. Ardinger, Jr.
Sole Member

/s/ Horace T. Ardinger, Jr.
Horace T. Ardinger, Jr.
Sole Manager